[Penederm Letterhead]



                          June 23, 1997



To certain Shareholders of
  Penederm Incorporated

     Re:  Reincorporation of Penederm Incorporated

Ladies/Gentlemen:

     Penederm Incorporated held its annual shareholders meeting on June 16, 1997. One of the items on the agenda for consideration by the shareholders was a change in Penederm's state of incorporation from California to Delaware through the merger of Penederm into a newly formed Delaware corporation that is a wholly owned subsidiary of Penederm (the "Reincorporation Proposal").

     Penederm adjourned the shareholders meeting before a vote was taken on the Reincorporation Proposal because an insufficient number of shares had been voted on that proposal. The shareholders meeting has been adjourned until 10:00 a.m. on July 11, 1997 at the offices of the Company in Foster City. The sole matter to be considered when the meeting is convened is the Reincorporation Proposal.

     We urge you to carefully review the information set forth in the proxy statement dated May 8, 1997 with respect to the Reincorporation Proposal and to complete and return the enclosed proxy card at your earliest convenience in the envelope provided so that your vote can be considered when the annual meeting is reconvened. If you no longer have a copy of the proxy statement and would like us to provide a copy, please contact Jane Nazzaro at (415) 358-0100.

     Please call me or Mike Bates, Director of Finance and Administration, at (415) 358-0100 if we can answer any questions regarding the proposal. Thank you for your consideration of this matter.



                                Lloyd H. Malchow
                                President and Chief Executive
                                Officer

Enclosures






                 Penederm Incorporated
PROXY                                                  PROXY
            THIS PROXY IS SOLICITED ON BEHALF
                OF THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Lloyd H. Malchow and Michael A. Bates, or either of them, each with full power of substitution, the lawful attorneys and proxies of the undersigned to vote as designated below, and, in their discretion, upon such other business as may properly be presented to the meeting, all of the shares of PENEDERM INCORPORATED which the undersigned shall be entitled to vote at the Annual
Meeting of Shareholders to be held on June 16, 1997, and at any adjournments or postponements thereof.

      1.  To elect as directors David E. Collins, Lloyd H.
          Malchow, Robert F. Allnutt, William I. Bergman, Mark
          J. Gabrielson, Harvey S. Sadow, Ph.D. and Gerald D.
          Weinstein.

          [ ]  FOR all nominees listed (except as
               indicated below)

          [ ]  WITHHOLD AUTHORITY to vote (as to all
               nominees)

          To withhold authority to vote for any individual
          nominee, write that nominee's name on the line provided
          below:
    _______________________________________________________

      2. To approve the proposed change in Penederm Incorporated's state of incorporation from California to Delaware.

          [ ]  FOR  [  ]  AGAINST  [  ]  ABSTAIN

      3.  To approve the proposed amendment to the Penederm
          Incorporated Equity Incentive Plan.

          [ ]  FOR  [  ]  AGAINST  [  ]  ABSTAIN

      4.  To approve the proposed amendment to the Penederm
          Incorporated Employee Stock Purchase Plan.

          [ ]  FOR  [  ]  AGAINST  [  ]  ABSTAIN

     This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES OR PROPOSALS LISTED ABOVE. The proxy holders in their discretion may cumulate votes for the election of directors. This proxy may be revoked at any time prior to the time it is voted by any means described in the accompanying Proxy Statement.

                              _______________________________
                                       (Signature)

                              _______________________________
                                       (Signature)

                              Please date and sign exactly as
                              name(s) appear(s) hereon.  If shares
                              are held jointly, each holder should
                              sign.  Please give full title and
                              capacity in which signing if not
                              signing as an individual.

                              Dated:     _______________, 1997

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES.